Exhibit 25.01

File No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

Statement of Eligibility Under

the Trust Indenture Act of 1939 of a Corporation

Designated to Act as Trustee

Check if an application to determine eligibility of a trustee pursuant to Section 305(b)(2)

WESTERN NATIONAL BANK

(Exact name of trustee as specified in its charter)

84-0532189

(I.R.S. Employer Identification No.)

3033 East First Avenue Denver, CO (Address of principal executive offices)	80206 (Zip code)

The Bank of Cherry Creek, a branch of Western National Bank

3033 East First Avenue

Denver, CO 80206

Attn: Dave Witte, 3033 E. First Avenue, 3rd Floor, Denver, CO 80206, 303-394-5007

(Name, address and telephone number of agent for service)

TERRA CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of

incorporation or organization)

36-4526078

(I.R.S. Employer Identification No.)

7975 North Hayden Road, Suite A-205

Scottsdale, AZ 85258

(Address, including zip code, of Registrant’s principal executive offices)

Secured Notes

(Title of the indenture securities)

1.	General Information. Furnish the following information as to the trustee—

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington D.C.

Federal Deposit Insurance Corporation, Washington D.C.

The Board of Governors of the Federal Reserve System, Washington D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

No such affiliation exists with the Trustee.

Item 3 – Item 15 are not applicable because to the best of the Trustee’s knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

16. List of Exhibits. List below all exhibits filed as a part of this statement of eligibility.

1.	Articles of Association of Trustee.(1)

2.	Certificate of Authority of Trustee to Commence Business.(1)

3.	Authorization of the Trustee to exercise corporate trust powers.(1)

4.	Bylaws of Trustee.(1)

5.	Not Applicable.

6.	Consents of Trustee required by Section 321(b) of the Act.(1)

7.	Latest Report of Condition of Trustee.(1)

(1)	Attached.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Bank of Cherry Creek, a branch of Western National Bank, a national banking association organized under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Denver, and State of Colorado, on the 29th day of September, 2003.

WESTERN NATIONAL BANK

By: THE BANK OF CHERRY CREEK, A BRANCH OF WESTERN NATIONAL BANK

By	/s/ Leigh M. Lutz
Name: Leigh M. Lutz
Title: Vice President

Exhibit 1

Amended and Restated

as of March 25, 2002

Articles of Association

Western National Bank

FIRST. The title of association shall be Western National Bank.

SECOND. The main office of the association shall be in the city of Colorado Springs, county of El Paso, state of Colorado. The general business of the association shall be conducted at its main office and its branches, if any.

THIRD. The board of directors of this association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of the shareholders at any annual or special meeting thereof provided, however, that a majority of the board of directors may not increase the number of directors which: (1) exceeds by more than two the number of directors last elected by shareholders where the number was 15 or less; and (2) exceeds by more than four the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25.

Each director shall own common or preferred stock of the association with an aggregate par, fair market or equity value of not less than $1,000, or common or preferred stock of a bank holding company owning the association with an aggregate par, fair market or equity value of not less than $1,000, as of either (i) the date of purchase, (ii) the date the person became a director or (iii) the date of that person’s most recent election to the board of directors, whichever is greater. Any combination of common or preferred stock of the association or holding company may be used.

Any vacancy in the board of directors (including any vacancy caused by increasing the number of directors) may be filled by action of the board of directors or shareholders. Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office.

Despite the expiration of a director’s term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

FOURTH. There shall be an annual meeting of the shareholders to elect directors and transact

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whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of each year specified therefore in the bylaws. If no election is held on the day fixed, it may be held on any subsequent day within 60 days of the day fixed, to be designated by the board of directors, or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding. In all cases at least 10 days advance notice of the meeting shall be given to the shareholders by first class mail.

In all elections of directors, the number of votes each shareholder may cast will be determined by multiplying the number of shares he or she owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. On all other questions, each shareholder shall be entitled to one vote for each share of stock held by him or her.

Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the association entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing management shall be made in writing and be delivered or mailed to the president of the association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the president of the association and to the Comptroller of the Currency no later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

(1)	The name and address of each proposed nominee.

(2)	The principal occupation of each proposed nominee.

(3)	The total number of shares of capital stock of the association that will be voted for each proposed nominee.

(4)	The name and residence address of the notifying shareholder, and

(5)	The number of shares of capital stock of the association owned by the notifying shareholder.

Nominations not made in accordance herewith may be disregarded by the chairperson of the meeting, and the vote tellers may disregard all votes cast for each such nominee. No bylaw may unreasonably restrict the nomination of directors by shareholders.

A director may resign at any time by delivering written notice to the board of directors, its chairperson, or to the association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

A director may be removed by shareholders at a meeting called to remove him or her, when notice of the meeting stating that the purposed or one of the purposes is to remove him or her is provided, if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause, provided, however,

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that a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

FIFTH. The authorized amount of capital stock of this association shall be 5,000,000 shares of common stock of the par value of five dollars ($5.00) each. The authorized capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

No holder of shares of the capital stock of any class of the association shall have any preemptive or preferential right to subscribe to any shares of any class of stock of the association, whether now or hereafter authorized, or to any obligations convertible into stock of the association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the board of directors, in its discretion may from time to time determine and at such price as the board of directors may from time to time fix.

Unless otherwise provided by the board of directors, the record date for determining shareholders entitled to a share dividend shall be the date the board of directors authorizes the share dividend.

Liquidation of the association shall proceed as follows:

A.	To pay or provide for the payment of all liabilities to creditors other than shareholders, and liquidating expenses and obligations;

B.	To pay debts owing to stockholders, other than for capital and profits;

C.	To pay debts owing to stockholders in respect to capital; and

D.	To pay debts owing to stockholders in respect to profits.

Unless otherwise provided in the bylaws, the record date for determining shareholders entitled to notice of and to vote at any meeting is the close of business on the day before the first notice is mailed or otherwise sent to the shareholders, provided that in no event may a record date be more than 70 days before the meeting.

If a shareholder is entitled to fractional shares pursuant to a stock dividend, consolidation or merger, reverse stock split or otherwise, the association may: (a) issue fractional shares or; (b) in lieu of the issuance of fractional shares, issue script or warrants entitling the holder to receive a full share upon surrendering enough script or warrants to equal a full share; (c) if there is an established and active market in the association’s stock, make reasonable arrangements to provide the shareholder with an opportunity to realize a fair price through the sale of the fraction, or purchase of the additional fraction required for a full share; (d) remit the cash equivalent of the fraction to the shareholder; or (e) sell full shares representing all the fractions at public auction or to the highest bidder after having solicited and received sealed bids from at least three licensed stock brokers; and distribute the proceeds pro rata to shareholders who otherwise would be entitled to the fractional shares. The holder of a fractional share is entitled to exercise the rights for shareholder, including the right to vote, to receive dividends, and to participate in the assets of the

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association upon liquidation, in proportion to the fractional interest. The holder of script or warrants is not entitled to any of these rights unless the script or warrants explicitly provide for such rights. The script or warrants may be subject to such additional conditions as: (1) the script or warrants will become void if not exchanged for full shares before a specified date; and (2) that the shares for which the script or warrants are exchangeable may be sold at the option of the association and the proceeds paid to scriptholders.

The association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

SIXTH. The board of directors shall appoint one of its members to be chairperson of the board. The board of directors shall appoint one of its members to be president of this association and shall have the power to appoint a vice chairperson of the board, one or more vice presidents, a cashier, and such other officers and employees as may be required to transact the business of this association. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the board of directors in accordance with the bylaws.

The board of directors shall have the power to:

(1)	Define the duties of the officers, employees and agents of the association.

(2)	Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees, and agents of the association.

(3)	Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions consistent with applicable law.

(4)	Dismiss officers and employees.

(5)	Require bonds from officers and employees and to fix the penalty thereof.

(6)	Ratify written policies authorized by the association’s management or committees of the board.

(7)	Regulate the manner in which any increase or decrease of the capital of the association shall be made, provided that nothing herein shall restrict the power of shareholders to increase or decrease the capital of the association in accordance with law, and nothing shall raise or lower from two-thirds the percentage required for shareholder approval to increase or reduce the capital.

(8)	Manage and administer the business and affairs of the association.

(9)	Adopt initial bylaws, not inconsistent with law or the articles of association, for managing the business and regulating the

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affairs of the association.

(10)	Amend or repeal bylaws, except to the extent that the articles of association reserve this power in whole or in part to shareholders.

(11)	Make contracts.

(12)	Generally to perform all acts that are legal for a board of directors to perform.

SEVENTH. The board of directors shall have the power to change the location of the main office to any other place within the limits of Colorado Springs, Colorado, without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of the association without the approval of the shareholders.

EIGHTH. The corporate existence of this association shall continue until terminated according to the laws of the United States.

NINTH. The board of directors of this association, or any one or more shareholders owning, in the aggregate, not less than ten percent of the stock of this association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, or waived by shareholders, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least 10, and no more than 60, days prior to the date of the meeting to each shareholder of record at his/her address as shown upon the books of this association.

TENTH. Any person, his/her heirs, executors, or administrators may be indemnified or reimbursed by the association for reasonable expenses actually incurred in connection with actions to which they, as directors, officers or employees, are parties or potential parties by reason of the performance of their official duties. However, such indemnification shall be limited to conform to the requirements of Title 12, Code of Federal Regulations, Part 7.5217.

The association may, upon affirmative vote of a majority of its board of directors, purchase insurance to indemnify its directors, officers, and other employees to the extent that such indemnification is allowed in these articles of association. Such insurance may, but need not, be for the benefit of all directors, officers, or employees.

ELEVENTH. These articles of association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

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Exhibit 2

[LOGO]

Comptroller of the Currency

Administrator of National Banks

50 Fremont Street, Suite 3900

San Francisco, CA 94105

(415) 545-5900, FAX (415) 545-5925

TRUST CERTIFICATE

WHEREAS, Western National Bank of Colorado located in Colorado Springs, Colorado, being a National Banking Association, organized under the statutes of the United States, has made application for authority to act as fiduciary;

AND WHEREAS, applicable provisions of the statutes of the United States authorize the grant of such authority;

NOW THEREFORE, I hereby certify that the said association is authorized to act in all fiduciary capacities permitted by such statutes:

IN TESTIMONY WHEREOF, witness my signature and seal of Office this 26th day of April, 1996.

/s/ Delora NG Jee
DELORA NG JEE
Deputy Comptroller, Western District

CHARTER NO. 15383

Exhibit 3

[LOGO]

Comptroller of the Currency

Administrator of National Banks

Washington, D.C. 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, John D. Hawke, Jr., Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering of all National Banking Associations.

2. “Western National Bank,” Colorado Springs, Colorado, (Charter No. 15383) is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department in the City of Washington and District of Columbia, this August 21, 2003.

[SEAL]

/s/ John D. Hawke, Jr.
Comptroller of the Currency

Exhibit 4

Amended and Restated Bylaws

as of February 18, 2003

Western National Bank

Article I

Meetings of Shareholders

Section 1.1. Annual Meeting. The regular meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting, shall be held at the main office of the association, 102 N. Cascade Avenue, city of Colorado Springs, state of Colorado or such other places as the Board may designate, at 8:00 o’clock a.m., on the third Wednesday of March of each year, or if that date falls on a legal holiday observed by the association, on the next following business day, provided, however, that the Board may, by resolution, change the time and day of the annual meeting so long as it is held within the first six months of the year. Notice of the meeting shall be mailed, postage prepaid, at least 10 days and no more than 60 days prior to the date thereof, addressed to each shareholder at his/her address appearing on the books of the association. If, for any cause, an election of directors is not made at the annual meeting, an election may be held on any subsequent day within 60 days of the date set for the annual meeting, to be designated by the Board, or, if the directors fail to fix the date, by shareholders representing two thirds of the shares.

Section 1.2 Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board or by any three or more shareholders owning, in the aggregate, not less than ten percent of the stock of the association or by any one shareholder owing, in the aggregate, more than sixty-seven of the stock of the association. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than 10 days nor more than 60 days prior to the date fixed for the meeting, to each shareholder at the address appearing on the books of the association a notice stating the purpose the meeting.

The Board may fix a record date for determining shareholders entitled to notice and to vote at any meeting, in reasonable proximity to the date of giving notice to the shareholders of such meeting. The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs a demand for the meeting describing the purpose of purposes for which it is to be held.

A special meeting may be called by shareholders or the Board to amend the articles of association or bylaws, whether or not such bylaws may be amended by the Board in the absence of shareholder approval.

If an annual or special shareholders’ meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time or place, if the new date, time or place is announced at the meeting before adjournment, unless any additional items of business to be considered, or the association becomes aware of an intervening event materially affecting any matter to voted on more than 10 days prior to the date to which the meeting is adjourned. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

Section 1.3 Nominations of Directors. Nominations for election to the Board may be made by the Board or by any stockholder of any outstanding class of capital stock of the association entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the association, shall be made in writing and shall be delivered or mailed to the president of the association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election, provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of the association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder.

(1) The name and address of each proposed nominee.

(2) The principal occupation of each proposed nominee.

(3) The total number of shares of capital stock of the association that will be voted for each proposed nominee.

(4) The name and residence address of the notifying shareholder.

(5) The number of shares of capital stock of the association owned by the notifying shareholder.

Nominations not made in accordance herewith may, in his/her discretion, be disregarded by chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

Section 1.4. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting. Proxies with rubber stamped facsimile signatures may be used and unexecuted proxies may be counted upon receipt of a confirming telegram from the shareholder. Proxies meeting the above requirements submitted at any time during a meeting shall be accepted.

Section 1.5. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law, or by the shareholders or directors pursuant to Section 10.2 of these bylaws, but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the articles of association, or by the shareholders or directors pursuant to Section 10.2 of these bylaws.

Article II

Directors

Section 2.1. Board of Directors. The board of directors (The “Board”) shall have the power to manage and administer the business and affairs of the association. Except as expressly limited by law, all corporate powers of the association shall be vested in and may be exercised by the Board.

Section 2.2. Number. The Board shall consist of not less than five nor more than twenty-five shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board (subject, however, to restrictions, if any, contained in the Articles of Association) or by resolution of a majority of the shareholders at any meeting thereof.

Section 2.3. Organization Meeting. The cashier shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the association to organize the new Board and elect and appoint officers of the association for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within 30 days thereof. If, at the time fixed for such meeting, there shall not be a quorum, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

Section 2.4. Regular Meetings. The regular meetings of the Board shall be held at least quarterly, without notice, pursuant to a meeting schedule adopted by the Board at its annual Organization Meeting.

Section 2.5. Special Meetings. Special meetings of the Board may be called by the chairperson of the board, or by the president of the association, or at the request of three or more directors. Each member of the Board shall be given notice stating the time and place by telegram, letter, or in person, of each special meeting.

Section 2.6. Quorum. A majority of the director positions on the Board shall constitute a quorum at any meeting, except when otherwise provided by law, but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

If a quorum is present, the Board may take action through the vote of a majority of the directors who are in attendance.

Section 2.7. Vacancies. When any vacancy occurs among the directors, a majority of the remaining members of the Board, according to the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose at which a quorum is present, or if the directors remaining in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all the directors remaining in office, or by shareholders at a properly called special meeting called for that purpose. At any such shareholder meeting, each shareholder entitled to vote shall have the right to multiply the number of votes he or she is entitled to cast by the number of vacancies being filled and cast the product for a single candidate or distribute the product among two or more candidates.

A vacancy that will occur at a specific later day (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

Section 2.8. Removal. At a meeting of shareholders called expressly for that purpose, the entire Board or any individual director may be removed from office without assignment of cause by the vote of the majority of the shares entitled to vote at an election of directors.

Section 2.9. Waiver of Notice. Any director may at any time waive any notice required to be given under these Bylaws and, in addition, attendance at any meeting without objecting thereto shall constitute a waiver of notice of such meeting.

Section 2.10. Telephonic Meetings. Members of the Board or any committee designated by the Board may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

Article III

Committees of the Board

Section 3.1. Committees - General. The Board must generally ratify written policies authorized by committees of the Board before such policies become effective. Each such committee must have one or more members(s), who serve at the pleasure of the Board. The creation of a committee of the Board and appointment of members to it must be approved by the Board.

Section 3.2. Executive Committee. There shall be an executive committee composed of the chairperson of the board and the president of the association or, if the chairperson of the board and the president are the same person, then the vice chairperson of the board and the president of the association. The executive committee shall have the full authority to act on behalf of the Board on such matters as may legally be and are delegated to the executive committee by resolution of the Board. The executive committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board at which a quorum is present, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board.

Section 3.3. Loan Committee. There shall be a loan committee appointed by the Board annually or more often. The loan committee shall have the power to discount and purchase bills, notes and other evidences of debt, to buy and sell bills of exchange, to examine and approve loans and discounts, to exercise authority regarding loans and discounts, and to exercise, when the Board is not in session, all other powers of the Board that may lawfully be delegated. The loan committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board at which a quorum is present, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board.

Section 3.4. Examining Committee. There shall be an examining committee as follows:

a.	In the event the association’s parent holding company (the “Parent”) has appointed an audit committee to satisfy the audit committee requirements of the FDIC Improvement Act (the “Act”) for its largest subsidiary bank, the examining committee shall be the audit committee appointed by the board of the Parent, with the duties and responsibilities designed to satisfy the requirements of the Act for the Parent’s largest subsidiary bank.

b.	In the event the Parent has not so appointed an audit committee, there shall be an examining committee composed of not less than three members, at least two of whom shall be directors, appointed by the board annually or more often.

In either event, the duties of the examining committee shall be, at a minimum, to examine at least once during each calendar year and within 15 months of the last examination the affairs of the association.

In the event an examining committee is not appointed as provided in paragraphs 3.4 a. or b. above, the Board shall cause suitable examinations to be made by auditors responsible only to the Board and to report the result of such examination in writing to the Board at the next regular meeting thereafter. Such report shall state whether the association is in a sound condition, and whether adequate internal controls and procedures are being maintained and shall recommend to the Board such changes in the manner of conducting the affairs of the association as shall be deemed advisable.

Section 3.5. Other Committees. The Board may appoint, from time to time, from its own members, compensation, special litigation and other committees of one or more persons, for such purposes and with such powers as the board may determine.

However, a committee may not:

(1)	Authorize distribution of assets or dividends.

(2)	Approve action required to be approved by shareholders.

(3)	Fill vacancies on the board of directors or any of its committees.

(4)	Amend articles of association.

(5)	Adopt, amend or repeal bylaws.

(6)	Authorize or approve issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares.

Article IV

Officers and Employees

Section 4.1. Chairperson and vice chairperson of the Board. The Board shall appoint one of its members to be the chairperson of the Board to serve at its pleasure. Such person shall preside at all meetings of the Board. The chairperson of the Board shall supervise the carrying out of the policies adopted or approved by the Board; shall have general executive powers, as well as the specific powers conferred by these bylaws, and shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned by the Board. The Board shall have the power to approve a vice chairperson to serve at the pleasure of the Board.

Section 4.2. President. The Board shall appoint one of its members to be the president of the association. In the absence of the chairperson (and vice chairperson of the Board, if one has been approved), the president shall preside at any meeting of the Board. The president shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of the president, or imposed by these bylaws. The president shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the Board.

Section 4.3 Executive Vice President, Senior Vice President and Vice President. The Board may appoint one or more executive vice presidents, senior vice presidents and vice presidents. Each such vice president shall have such powers and duties as may be assigned by the Board. One vice president may be designated by the Board, in the absence of the president, to perform all the duties of the president.

Section 4.4. Secretary and Cashier. The Board shall appoint a secretary of the Board, who shall be secretary of the Board and of the association, and shall keep accurate minutes of all meetings. The secretary shall attend to the giving of all notices required by these bylaws, and shall be the custodian of the corporate seal, records, documents and papers of the association. The Board shall also appoint a cashier, who may also be the secretary of the Board. The cashier shall provide for the keeping of proper records of all transactions of the association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of the cashier, or imposed by these bylaws; and shall also perform such other duties as may be assigned from time to time, by the Board.

Section 4.5. Other Officers. The Board may appoint one or more assistant vice presidents, one or more trust officers, one or more assistant secretaries, one or more assistant cashiers, one or more managers and assistant managers of branches and such other officers and attorneys in fact as from time to time may appear to the Board to be required or desirable to transact the business of the association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board, the chairperson of the board, or the president. The Board may authorize an officer to appoint one or more officers or assistant officers.

Section 4.6. Tenure of Office. The president and all other officers shall hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the office of the president shall be filled promptly by the Board.

Section 4.7. Resignation. An officer may resign at any time by delivering notice to the association. A resignation is effective when the notice is given unless the notice specifies a later effective date.

Article V

Fiduciary Activities.

Section 5.1. Trust Audit Committee. There shall be a trust audit committee as follows:

a.	In the event the association’s parent holding company (the “Parent”) has appointed an audit committee to satisfy the audit committee requirements of the FDIC Improvement Act (the “Act”) for its largest subsidiary bank, and provided further that the members of such committee are not active officers of the association or a member of a board-appointed committee that acts in a decision making capacity with respect to the association’s fiduciary activities, the trust audit committee shall be the audit committee appointed by the board of the Parent.

b.	In the event the Parent has not so appointed an audit committee, there shall be a trust audit committee of three, at least two of whom shall be directors, exclusive of any active officer of the association or any director who is a member of any other board-appointed committee that acts in a decision making capacity with respect to the association’s fiduciary activities.

In either event, the duties of the trust audit committee shall be, at a minimum, to at least once during each calendar year and within 15 months of the last such audit make suitable audits of the association’s fiduciary activities or cause suitable audits to be made by auditors responsible only to the board of directors, and at such time shall ascertain whether fiduciary powers have been administered according to law, part 9 of the regulations of the comptroller of the currency, and sound fiduciary principles.

Section 5.2. Trust Officer. There shall be a trust officer of this association whose duties shall be to manage, supervise and direct all fiduciary activities. Such persons shall do or cause to be done all things necessary or proper in carrying on the fiduciary business of the association according to provision of law and applicable regulations; and shall act pursuant to opinion of counsel where such opinion is deemed necessary. Opinions of counsel shall be retained on file in connection with all important matters pertaining to fiduciary activities. The trust officer shall be responsible for all assets and documents held by the association in connection with fiduciary matters.

The Board may appoint other trust officers as it may deem necessary, with such duties as may be assigned.

Section 5.3. Fiduciary Files. There shall be maintained by the association all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

Section 5.4. Trust Investments. Funds held in a fiduciary capacity shall be invested according to the instrument establishing the fiduciary relationship and local law. Where such instrument does not specify the character and class of investments to be made and does not vest in the association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under local law.

Article VI

Stock and Stock Certificates

Section 6.1. Transfers. Shares of stock shall be transferable on the books of the association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall in proportion to his or her shares, succeed to all rights of the prior holder of such shares. The Board may impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the association with respect to stock transfers, voting at shareholder meetings, and related matters and to protect it against fraudulent transfers.

Section 6.2. Stock Certificates. Certificates of stock shall bear the signature of the president (which may be engraved, printed, or impressed), and shall be signed manually or by facsimile process by the secretary, assistant secretary, cashier, assistant cashier, or any other officer appointed by the board of directors for that purpose, to be known as an authorized officer, and the seal of association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the association properly endorsed.

The Board may adopt or utilize procedures for replacing lost, stolen, or destroyed stock certificates as permitted by law.

The association may establish a procedure through which the beneficial owner of shares that are registered in the name of the nominee may be recognized by the association as the shareholder. The procedure may set forth:

(1)	The types of nominees to which it applies.

(2)	The rights or privileges that the association recognizes in a beneficial owner.

(3)	How the nominee may request the association to recognize the beneficial owner as the shareholder.

(4)	The information that must be provided when the procedure is selected.

(5)	The period over which the association will continue to recognize the beneficial owner as the shareholder.

(6)	Other aspects of the rights and duties created.

Article VII

Corporate Seal

The president, the cashier, the secretary or any assistant cashier or assistant secretary, or other officer thereunto designated by the Board, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:

(    IMPRESSION  )

(            OF             )

(            SEAL                    )

Article VIII

Indemnification

Section 8.1. General. The Association shall indemnify every person to the fullest extent permitted by applicable law who was or is a party or is or was threatened to be made a party to any action, suit, or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, or employee of the Association, or is or was serving at the request of the Association as a director, officer, employee, agent, or trustee of another association, corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise if the Board determines (or could reasonably determine) that such person (i) acted in good faith, (ii) acted in a manner he reasonably believed not to be opposed to the best interest of the Association, and (iii) with respect to any criminal action or proceeding, had no reasonable cause to believe that the conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not in itself create a presumption that the person did not (1) act in good faith, (ii) act in a manner which he reasonably believed not to be opposed in the best interest of the Association, (iii) (with respect to any criminal action or proceeding) have reasonable cause to believe that his conduct was unlawful. Indemnification shall be for all expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding.

Section 8.2. Advances. Indemnification shall include advances of expenses (including attorney’s fees) incurred in defending such action, suit, or proceeding. Advances shall be made upon receipt of a commitment from or on behalf of the person seeking the advance to repay such amount unless it is ultimately determined that such person is entitled to be indemnified by the Association against such expense pursuant to this Article VIII or otherwise.

Section 8.3. Not Exclusive; Continuity; Other Persons. The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Association, any agreement, vote of shareholders or disinterested directors, or otherwise, and shall continue as to a person who has ceased to be in the position which entitled such person to such indemnification and shall inure to the benefit of heirs, executors, administrators, and personal representatives of such a person. The provisions of this Article VIII shall not be deemed to preclude the Association from indemnifying other persons from similar or other expenses and liabilities as the Board or the shareholders may determine in a specific instance or by resolution of general application.

Section 8.4. Directors and Officers Insurance. The Association may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Association or who is or was serving at the request of the Association as a director, officer, partner, or trustee, or in any similar managerial or fiduciary position, or as an employee or agent, of another association, corporation, partnership, joint venture, trust, association or other entity, or any other person, whether or not such person would be entitled to indemnification under the provisions of this Article VIII.

Article IX

Miscellaneous Provisions

Section 9.1. Fiscal Year. The Fiscal Year of the Association shall be the calendar year.

Section 9.2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Association by the chairperson, vice chairperson, or cashier. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the Association in such other manner and by such other officers as the Board may from time to time direct. The provisions of this Section 9.2 are supplementary to any other provisions of these Bylaws.

Section 9.3. Records. The Articles of Association, the Bylaws and the proceedings of all meetings of the shareholders, the Board and standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary, Cashier or other officer appointed to act as secretary of the meeting.

Article X

Inspection and Amendment

Section 10.1. Inspection. A copy of the Bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the Main Office of the Association, and shall be open for inspection to all shareholders during banking hours.

Section 10.2. Amendments. The Bylaws may be amended, altered or repealed at any regular or special meeting of the Board by a majority of the total number of directors or at any regular or special meeting of the shareholders by the affirmative vote of the majority of the shareholders.

Exhibit 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance by Terra Capital Group, Inc. of its Secured Notes, we hereby consent that reports of examinations by federal, state, territorial and district authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

WESTERN NATIONAL BANK

By: THE BANK OF CHERRY CREEK, a BRANCH OF WESTERN NATIONAL BANK

By	/s/ Leigh M. Lutz
Name: Leigh M. Lutz
Title: Vice President

Dated: September 29, 2003

EXHIBIT 7
NSI : 013 SCH : 08	WESTERN NATIONAL BANK
PORT: FCR/3201-004 18.02.5	FEDERAL CALL REPORTING SYSTEM	PAGE:
STEM: 07/30/03 15:50	FFIEC FORM 041	RUN DATE: 06/30/03
IC CERTIFICATE NUMBER: 19220	REPORTS OF CONDITION & INCOME - DOMESTIC OFFICES	PROCESSED THRU: 06/30/03

SCHEDULE: RC - BALANCE SHEET

	DOLLAR AMOUNTS IN THOUSANDS			BIL/MIL/THOU
SETS
	CASH AND BALANCES DUE FROM DEPOSITORY INSTITUTIONS (FROM SCHEDULE RC-A):
A.	NONINTEREST-BEARING BALANCES AND CURRENCY AND COIN (1)			RCON0081	38,485	1.A.
B.	INTEREST-BEARING BALANCES (2)			RCON0071	140	1.B.
	SECURITIES:
A.	HELD-TO-MATURITY SECURITIES (FROM SCHEDULE RC-B, COLUMN A)			RCON1754	0	2.A.
B.	AVAILABLE-FOR-SALE SECURITIES (FROM SCHEDULE RC-B, COLUMN D)			RCON1773	160,331	2.B.
	FEDERAL FUNDS SOLD AND SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL:
A.	FEDERAL FUNDS SOLD			RCONB987	55,800	3.A.
B.	SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL (3)			RCONB989	0	3.B.
	LOANS AND LEASE FINANCING RECEIVABLES (FROM SCHED RC-C):
A.	LOANS AND LEASES HELD FOR SALE			RCON5369	9,733	4.A.
B.	LOANS AND LEASES, NET OF UNEARNED INCOME	RCONB528	430,016			4.B.
C.	LESS: ALLOWANCE FOR LOAN AND LEASE LOSSES	RCON3123	16,218			4.C.
D.	LOANS AND LEASES, NET OF UNEARNED INCOME AND ALLOWANCE (ITEM 4.B MINUS 4.C)			RCONB529	413,798	4.D.
TRADING ASSETS (FROM SCHEDULE RC-D)				RCON3545	0	5.
PREMISES AND FIXED ASSETS (INCLUDING CAPITALIZED LEASES)				RCON2145	9,519	6.
OTHER REAL ESTATE OWNED (FROM SCHEDULE RC-M)				RCON2150	2,838	7.
INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES AND ASSOCIATED COMPANIES (FROM SCHEDULE RC-M)				RCON2130	0	8.
CUSTOMERS’ LIABILITY TO THIS BANK ON ACCEPTANCES OUTSTANDING				RCON2155	0	9.
INTANGIBLE ASSETS:
A.	GOODWILL			RCON3163	0	10.A.
B.	OTHER INTANGIBLE ASSETS (FROM SCHEDULE RC-M)			RCON0426	0	10.B.
OTHER ASSETS (FROM SCHEDULE RC-F)				RCON2160	6,899	11.
TOTAL ASSETS (SUM OF ITEMS 1 THROUGH 11)				RCON2170	697,543	12.

INCLUDES CASH ITEMS IN PROCESS OF COLLECTION AND UNPOSTED DEBITS.

INCLUDES TIME CERTIFICATES OF DEPOSIT NOT HELD FOR TRADING.

INCLUDES ALL SECURITIES RESALE AGREEMENTS, REGARDLESS OF MATURITY.

NSI : 013 SCH : 08	WESTERN NATIONAL BANK
PORT: FCR/3201-004 18.02.5	FEDERAL CALL REPORTING SYSTEM	PAGE:
STEM: 07/30/03 15:50	FFIEC FORM 041	RUN DATE: 06/30/03
IC CERTIFICATE NUMBER: 19220	REPORTS OF CONDITION & INCOME - DOMESTIC OFFICES	PROCESSED THRU: 06/30/03

SCHEDULE: RC - CONTINUED

	DOLLAR AMOUNTS IN THOUSANDS			BIL/MIL/THOU
LIABILITIES
DEPOSITS:
A.	IN DOMESTIC OFFICES (SUM OF TOTALS OF COLUMNS A AND C FROM SCHEDULE RC-E)			RCON2200	579,166	13	.A.
(1) NONINTEREST-BEARING (1)		RCON6631	196,187			13	.A.(1)
(2) INTEREST-BEARING		RCON6636	382,979			13	.A.(2)
B.	NOT APPLICABLE
FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE:
A.	FEDERAL FUNDS PURCHASED (2)			RCONB993	0	14	.A.
B.	SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE (3)			RCONB995	56,672	14	.B.
TRADING LIABILITIES (FROM SCHEDULE RC-D)				RCON3548	0	15	.
OTHER BORROWED MONEY (INCLUDES MORTGAGE INDEBTEDNESS AND OBLIGATIONS UNDER CAPITALIZED LEASES) (FROM SCHEDULE RC-M)				RCON3190	6,915	16	.
NOT APPLICABLE
BANK’S LIABILITY ON ACCEPTANCES EXECUTED AND OUTSTANDING				RCON2920	0	18	.
SUBORDINATED NOTES AND DEBENTURES (4)				RCON3200	0	19	.
OTHER LIABILITIES (FROM SCHEDULE RC-G)				RCON2930	4,028	20	.
TOTAL LIABILITIES (SUM OF ITEMS 13 THROUGH 20)				RCON2948	646,781	21	.
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES				RCON3000	0	22	.
UITY CAPITAL
PERPETUAL PREFERRED STOCK AND RELATED SURPLUS				RCON3838	0	23	.
COMMON STOCK				RCON3230	2,484	24	.
SURPLUS (EXCLUDE ALL SURPLUS RELATED TO PREFERRED STOCK)				RCON3839	28,603	25	.
A.	RETAINED EARNINGS			RCON3632	17,859	26	.A.
B.	ACCUMULATED OTHER COMPREHENSIVE INCOME (5)			RCONB530	1,816	26	.B.
OTHER EQUITY CAPITAL COMPONENTS (6)				RCONA130	0	27	.
TOTAL EQUITY CAPITAL (SUM OF ITEMS 23 THROUGH 27)				RCON3210	50,762	28	.

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL (SUM OF ITEMS 21, 22, AND 28)				RCON3300	697,543	29	.

INCLUDES TOTAL DEMAND DEPOSITS AND NONINTEREST-BEARING TIME AND SAVINGS DEPOSITS.

REPORT OVERNIGHT FEDERAL HOME LOAN BANK ADVANCES IN SCHEDULE RC, ITEM 16, “OTHER BORROWED MONEY.”

INCLUDES ALL SECURITIES REPURCHASE AGREEMENTS, REGARDLESS OF MATURITY.

INCLUDES LIMITED-LIFE PREFERRED STOCK AND RELATED SURPLUS.

INCLUDES NET UNREALIZED HOLDING GAINS (LOSSES) ON AVAILABLE-FOR-SALE SECURITIES, ACCUMULATED NET GAINS (LOSSES) ON CASH FLOW HEDGES, AND MINIMUM PENSION LIABILITY ADJUSTMENTS.

INCLUDES TREASURY STOCK AND UNEARNED EMPLOYEE STOCK OWNERSHIP PLAN SHARES.

2

NSI : 013 SCH : 08	WESTERN NATIONAL BANK
PORT: FCR/3201-004 18.02.5	FEDERAL CALL REPORTING SYSTEM	PAGE:
STEM: 07/30/03 15:50	FFIEC FORM 041	RUN DATE: 06/30/03
IC CERTIFICATE NUMBER: 19220	REPORTS OF CONDITION & INCOME - DOMESTIC OFFICES	PROCESSED THRU: 06/30/03

SHEDULE: RC - CONTINUED

MEMORANDUM

NUMBER
BE REPORTED WITH THE MARCH REPORT OF CONDITION, INDICATE IN THE BOX AT THE RIGHT THE NUMBER OF THE STATEMENT BELOW THAT BEST DESCRIBES THE MOST COMPREHENSIVE LEVEL OF AUDITING WORK PERFORMED FOR THE BANK BY INDEPENDENT EXTERNAL AUDITORS AS OF ANY DATE DURING 2002	RCON6724	0	M.1.

INDEPENDENT AUDIT OF THE BANK CONDUCTED IN ACCORDANCE WITH GENERALLY ACCEPTED AUDITING STANDARDS BY A CERTIFIED PUBLIC ACCOUNTING FIRM WHICH SUBMITS A REPORT ON THE BANK INDEPENDENT AUDIT OF THE BANK’S PARENT HOLDING COMPANY CONDUCTED IN ACCORDANCE WITH GENERALLY ACCEPTED AUDITING STANDARDS BY A CERTIFIED PUBLIC ACCOUNTING FIRM WHICH SUBMITS A REPORT ON THE CONSOLIDATED HOLDING COMPANY (BUT NOT ON THE BANK SEPARATELY)

ATTESTATION ON BANK MANAGEMENT’S ASSERTION ON THE EFFECTIVENESS OF THE BANK’S INTERNAL CONTROL OVER FINANCIAL REPORTING BY A CERTIFIED PUBLIC ACCOUNTING FIRM

DIRECTORS’ EXAMINATION OF THE BANK CONDUCTED IN ACCORDANCE WITH GENERALLY ACCEPTED AUDITING STANDARDS BY A CERTIFIED PUBLIC ACCOUNTING FIRM (MAY BE REQUIRED BY STATE CHARTERING AUTHORITY)

DIRECTORS’ EXAMINATION OF THE BANK PERFORMED BY OTHER EXTERNAL AUDITORS (MAY BE REQUIRED BY STATE CHARTERING AUTHORITY)

REVIEW OF THE BANK’S FINANCIAL STATEMENTS BY EXTERNAL AUDITORS

COMPILATION OF THE BANK’S FINANCIAL STATEMENTS BY EXTERNAL AUDITORS

OTHER AUDIT PROCEDURES (EXCLUDING TAX PREPARATION WORK) NO EXTERNAL AUDIT WORK

3